As filed with the Securities and Exchange Commission on July 26, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BORR DRILLING LIMITED
(Exact name of registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)
Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
S. E. Pearman Building
2nd Floor 9 Par-la-Ville Road
Hamilton HM11 Bermuda
+1 (441) 542-9234
(Address and telephone number of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680
(Name, address, and telephone number of agent for service)
Copies to:
James A. McDonald
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
40 Bank Street, Canary Wharf
London E14 5DS England
+44(0)20 7519 7183
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
† The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

PROSPECTUS

BORR DRILLING LIMITED
(incorporated in Bermuda)
Common Shares
Preference Shares
Debt Securities
Warrants
Rights
Units
We may from time to time, in one or more offerings, offer and sell common shares, preference shares, debt securities; warrants to purchase common shares, preference shares, or debt securities; rights to purchase common shares, preference shares, debt securities, warrants or other securities; and units of debt securities, common shares, preference shares, rights or warrants, in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.
We will provide specific information about any offering by us and the terms of the securities being offered by us in a supplement to this prospectus. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering.
Our common shares are listed on the New York Stock Exchange, or the NYSE, and on the Oslo Børs under the ticker symbol “BORR”. We have not yet determined whether any other securities that may be offered by this prospectus may be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which the securities will be listed.
The securities described in this prospectus and any prospectus supplement may be offered and sold in the same offering or in separate offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, on a continuous or delayed basis. This prospectus describes only the general terms that may apply to the securities covered by this prospectus and the general manner in which we may offer to sell such securities. To the extent required, the names of any underwriters, dealers or agents involved in the sale of our securities and applicable commissions or discounts and any other required information with respect to any particular offering will be included in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the “Plan of Distribution” section contained in this prospectus and the applicable prospectus supplement.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common shares, preference shares, debt securities, warrants and units. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.
We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and as such are eligible for reduced public company reporting requirements.
Investing in our securities covered by this prospectus involves risks. You should carefully consider the risks identified in “Risk Factors” beginning on page 7 of this prospectus, in the “Risk Factors” section of our most recent Annual Report on Form 20-F and in any applicable prospectus supplement, other offering materials or documents we incorporate by reference before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated July 26, 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, on the date hereof using a “shelf” registration process permitted under the Securities Act of 1933, or the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. We will provide specific information about any offering by us and the terms of the securities being offered by us in a supplement to this prospectus. Any supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus. You should also carefully consider, among other things, the matters identified in “Risk Factors” beginning on page 7 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.
The prospectus supplement to be attached to this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering and any material Bermuda and United States federal income tax considerations applicable to the securities being offered.
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company, which includes our common shares, are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a nonresident, for as long as any equities securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda law.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the BMA as to our performance or our creditworthiness. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company. We are a Bermuda exempted company.
You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in any applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on our website does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the U.S. Exchange Act of 1934, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from certain rules of the Exchange Act applicable to US domestic companies which file reports with the SEC, including rules requiring quarterly reports on Form 10-Q and reports on Form 8-K, prescribing the furnishing of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares.
We maintain our website at https://www.borrdrilling.com. The information contained on our website is not a part of this registration statement, prospectus or any prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.
The SEC maintains an Internet site that contains reports, proxy and information statements, regarding issuers that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included and incorporated by reference in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose information we deem to be important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus, and should be read with the same degree of care.
We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2021, or the 2021 Annual Report;
•	the description of our common shares contained in Exhibit 2.1 of our 2021 Annual Report;
•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus or the expiration of this registration statement;

•
our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on May 31, 2022 (Unaudited Interim Financial Report for the three months ended March 31, 2022), June 27, 2022 (Letter of Intent for the Sale of Three Jack-Ups), July 1, 2022 (Update on Refinance), July 15, 2022 (Update on Refinance; and Information on Potential Equity Offering), and July 21, 2022 (Update Refinancing); and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus to the extent that information in such reports is identified as being incorporated by reference in this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

Our 2021 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Borr Drilling Limited
S. E. Pearman Building, 2nd Floor
9 Par-la-Ville Road
Hamilton HM11
Bermuda
Tel: +1 (441) 737-0152
Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, and the information incorporated by reference herein contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus (including documents incorporated by reference herein) entitled “Risk Factors,” “Business Overview” and “Operating and Financial Review and Prospects,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,’’ “potential,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, liquidity requirements business, strategy and financial needs. These forward-looking statements include statements about plans, objectives, goals, strategies, market outlook, prospects, future events or performance, underlying assumptions, including the attractiveness of shallow water drilling and activity levels in the jack-up rig and oil industry, day rates, contract backlog, expected contracting and operation of our jack-up rigs, drilling contracts, and contract terms including day-rates, statements with respect to our ATM program, statements in relation to climate change matters and energy transition, expectations with respect to contracting rigs, expected industry trends including with respect to demand for and expected utilization of rigs, tender activity and new tenders, plans regarding rig deployment, statements with respect to newbuilds, including expected delivery dates, entry into new drilling contracts, including expected commencement date and duration of new contracts, statements with respect to our fleet and its capabilities and prospects, operational and financial objectives, including expected financial results and performance for periods for which historical financial information is not available and statements as to expected growth and growth prospects, margin, and dividend policy; statements with respect to our joint ventures, or JVs, including statements with respect to our JVs, including plans and strategy and expected payments from our JVs’ customers; our commitment to safety and the environment; environmental, social and other sustainability plans and goals; competitive advantages, business strategy, including our growing industry footprint, strengthening of our drilling industry relationships; our aim to establish ourselves as the preferred provider in the industry, establishment of high-quality and cost-efficient operations, statements with respect to compliance with laws and regulations; expected demand and oil and gas price trends, the impact of the COVID-19 pandemic, statements with respect to the potential impact of Russian military actions across Ukraine on oil prices as well as our business, statements about our expected sources of liquidity and funding requirements and our plans to address liquidity requirements including our debt maturities statements with respect to the agreements in principle reached with our secured creditors on refinancing our indebtedness, including covenant waivers to complete the refinancing, statements relating to the exercise of our newbuild purchase and financing agreements, statements relating to sales of rigs and expected sale proceeds including statements with respect to the letter of intent (LOI) to sell three of our rigs under construction, and our election to take early delivery of two rigs from Keppel including our ability to finance and refinance the related debt, the potential sale of other rigs, and the statements in our most recent Annual Report on Form 20-F under the heading “Going concern” in Note 1 − General of the Audited Consolidated Financial Statements thereunder and our most recent interim financial statements incorporated by reference herein under the heading “Going concern” in Note 1 – General Information, outlook regarding results of operations and factors affecting results of operations, statements with respect to our obligations under our financing arrangements, statements with respect to agreements with certain of our secured creditors and other statements relating to agreements and expected arrangements with creditors, our commitment to safety and the environment, competitive advantages, and expected adoption of new accounting standards and their expected impact, as well as other statements in the sections entitled “Item 4.B. Business Overview—Industry Overview” and “Item 5.D. Trend Information” of our most recent Annual Report on Form 20-F, and other non-historical statements, which are other than statements of historical or present facts or conditions.
The forward-looking statements in this document are based upon current expectations and various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. These statements involve significant risks, uncertainties, contingencies and factors that are difficult or impossible to predict and are beyond our control, and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Numerous factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, include: risks relating to our industry and business, including risks relating to industry conditions and tendering activity, the risk of delays in payments to our JVs and consequent payments to us, the risk that our customers do not comply with their contractual obligations, risks relating to our liquidity, including the risks that we may not be able to meet our liquidity requirements from cash flows from operations and through issuance of additional debt or equity or sale of assets; risks relating to our loan agreements, risks relating to the agreements we have reached with our lenders including the risk that we are unable to implement long form binding documentation to implement these agreements in principle and the risk that we may not be able to meet the conditions to the agreement with our secured creditors, and risks related to our debt instruments and rig purchase and finance contracts, including risks relating to our ability to comply with covenants and obtain any necessary waivers and the risk of cross defaults, risks relating to our ability to meet or refinance our significant debt obligations including debt maturities and obligations under rig purchase and finance contracts and our other obligations as they fall due, risks relating to future financings including the risk that future financings may not be completed when required and future equity financings will dilute shareholders and the risk that the foregoing would result in insufficient liquidity to continue our operations or to operate as a going concern, risks relating to our exercise of the right to take early delivery of two rigs from Keppel, risks related to climate change, including climate-change or greenhouse gas related legislation or regulations and the impact on our business from climate-change related physical changes or changes in weather patterns, and the potential impact on the demand for oil and gas, risks relating to the military action in the Ukraine and its impact on our business, and other risks described in the “Risk Factors” section of our annual report on Form 20-F for 2021, future annual reports on Form 20-F and any other document that is, or may be, filed with the SEC that is incorporated by reference herein. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.
The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein or therein relate only to events or information as of the date on which the statements are made in such document and we caution readers not to place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statement or statements, to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included or incorporated by reference in this prospectus or any prospectus supplement should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely, with this cautionary note in mind, and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY
We are an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership, contracting and operation of jack-up rigs for operations in shallow-water areas (i.e., in water depths up to approximately 400 feet), including the provision of related equipment and work crews to conduct oil and gas drilling and workover operations for exploration and production customers.
Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our 2021 Annual Report and the other documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•	the risks described in our most recent Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and
•	other risks and other information that may be contained in, or incorporated by reference from, other filings that we make with the SEC.
The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. You should consider carefully the risk factors identified above including in any report on Form 6-K filed subsequent hereto to the extent that the forms we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON SHARES
We are an exempted company limited by shares incorporated in Bermuda and our corporate affairs are governed by our Memorandum of Association and Bye-Laws, the Companies Act and the common law of Bermuda.
As of the date of this prospectus, our authorized share capital is $18,000,000.00 divided into 180,000,000 common shares of $0.10 par value each, of which all are designated as common shares. All of our issued and outstanding common shares are fully paid.
As of the date of this prospectus, there are 152,495,175 common shares outstanding.
The following are summaries of material provisions of our Memorandum of Association and our Bye-Laws, as amended and restated, in effect as of the date of this prospectus insofar as they relate to the material terms of our common shares. Notwithstanding this, because it is a summary, it may not contain all of the information that you may otherwise deem important. For more complete information, you should read our current Memorandum of Association, which was incorporated by reference as an exhibit to our 2021 Annual Report, and Bye-Laws, which were filed as Exhibit to our 2021 Annual Report. For information on how to obtain copies of our current Memorandum of Association and Bye-Laws, see “Where You Can Find More Information About Us.”
The following are summaries of material provisions of our Memorandum of Association and Bye-Laws, insofar as they relate to the material terms of our common shares.
Objects of Our Company
We were incorporated by registration under the Companies Act. Our business objects are unrestricted and we have all the powers of a natural person.
Common Shares Ownership
Our Memorandum of Association and Bye-Laws do not impose any limitations on the ownership rights of our shareholders. The Bermuda Monetary Authority has given a general permission for us to issue common shares to non-residents of Bermuda and for the free transferability of our common shares among non-residents of Bermuda, for so long as our shares are listed on an appointed stock exchange. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our common shares.
Dividends
As a Bermuda exempted company limited by shares, we are subject to Bermuda law relating to the payment of dividends. We may not pay any dividends if, at the time the dividend is declared or at the time the dividend is paid, there are reasonable grounds for believing that, after giving effect to that payment:
•	we will not be able to pay our liabilities as they fall due; or
•	the realizable value of our assets is less than our liabilities.
In addition, since we are a holding company with no material assets, and conduct our operations through subsidiaries, our ability to pay any dividends to shareholders will depend on our subsidiaries’ distributing to us their earnings and cash flow. Some of our loan agreements currently limit or prohibit our subsidiaries’ ability to make distributions to us and our ability to make distributions to our shareholders.
Voting Rights
Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our Bye-Laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Majority shareholders do not generally owe any duties to other shareholders to refrain from exercising all of the votes attached to their shares. There are no deadlines in the Companies Act relating to the time when votes must be exercised. However, our Bye-Laws provide that where a shareholder or a person representing a shareholder as a proxy wishes to attend and vote at a meeting of our shareholders, such shareholder or person must give us not less than 48 hours’ notice in writing of their intention to attend and vote.

The key powers of our shareholders include the power to alter the terms of our Memorandum of Association and to approve and thereby make effective any alterations to our Bye-Laws made by the directors. Dissenting shareholders holding 20% of our shares may apply to the court to annul or vary an alteration to our Memorandum of Association. A majority vote against an alteration to our Bye-Laws made by the directors will prevent the alteration from becoming effective. Other key powers are to approve the alteration of our capital, including a reduction in share capital, to approve the removal of a director, to resolve that we will be wound up or discontinued from Bermuda to another jurisdiction or to enter into an amalgamation, merger or winding up. Under the Companies Act, all of the foregoing corporate actions require approval by an ordinary resolution (a simple majority of votes cast), except in the case of an amalgamation or merger transaction, which requires approval by 75% of the votes cast, unless our Bye-Laws provide otherwise, which our Bye-Laws do. Our Bye-Laws provide that our Board of Directors, or the Board, may, with the sanction of a resolution passed by a simple majority of votes cast at a general meeting with the necessary quorum for such meeting of two persons at least holding or representing 33.33% of our issued shares (or the class of securities, where applicable), amalgamate or merge us with another company. In addition, our Bye-Laws confer express power on the Board to reduce the Company’s issued share capital selectively with the authority of an ordinary resolution of the shareholders.
The Companies Act provides that a company shall not be bound to take notice of any trust or other interest in its shares. There is a presumption that all the rights attaching to shares are held by, and are exercisable by, the registered holder, by virtue of being registered as a member of the company. Our relationship is with the registered holder of its shares. If the registered holder of the shares holds the shares for someone else (the beneficial owner), then the beneficial owner is entitled to the shares and may give instructions to the registered holder on how to vote the shares. The Companies Act provides that the registered holder may appoint more than one proxy to attend a shareholder meeting, and consequently where rights to shares are held in a chain the registered holder may appoint the beneficial owner as the registered holder’s proxy.
Meetings of Shareholders
The Companies Act provides that a company must have a general meeting of its shareholders in each calendar year unless that requirement is waived by resolution of the shareholders. Under our Bye-Laws, annual shareholder meetings will be held in accordance with the Companies Act at a time and place selected by the Board. Special general meetings may be called at any time at the discretion of the Board. In no event shall any annual shareholder meeting or special general meeting be held in Norway or the United Kingdom.
Annual shareholder meetings and special meetings must be called by not less than seven days’ prior written notice specifying the place, day and time of the meeting. The Board may fix any date as the record date for determining those shareholders eligible to receive notice of and to vote at the meeting.
The quorum at any annual or general meeting is equal to at least two shareholders, present in person or by proxy, and entitled to vote (whatever the number of shares held by them). The Companies Act specifically imposes special quorum requirements where the shareholders are being asked to approve the modification of rights attaching to a particular class of shares (33.33%) or an amalgamation or merger transaction (33.33%) unless in either case the bye-laws provide otherwise.
The Companies Act provides shareholders holding 10% of a company’s voting shares the ability to request that the Board shall convene a meeting of shareholders to consider any business which the shareholders wish to be discussed by the shareholders including (as noted below) the removal of any director. However, the shareholders are not permitted to pass any resolutions relating to the management of a company’s business affairs unless there is a pre-existing provision in the company’s bye-laws which confers such rights on the shareholders. Subject to compliance with the time limits prescribed by the Companies Act, shareholders holding 5% of the voting shares (or alternatively, 100 shareholders) may also require the directors to circulate a written statement not exceeding 1,000 words relating to any resolution or other matter proposed to be put before, or otherwise considered during, the annual general meeting of the company.
Election, Removal and Remuneration of Directors
The Companies Act provides that the directors shall be elected or appointed by the shareholders. A director may be elected by a simple majority vote of shareholders. A person holding more than 50% of the voting shares of the company will be able to elect all of the directors, and to prevent the election of any person whom such shareholder does not wish to be elected. There are no provisions for cumulative voting in the Companies Act or our Bye-Laws.

Further, our Bye-Laws do not contain any super-majority voting requirements relating to the appointment or election of directors. The appointment and removal of directors is covered by Bye-Laws 97, 98 and 99.
There are procedures for the removal of one or more of the directors by the shareholders before the expiration of his term of office. Shareholders holding 10% or more of our voting shares may require the Board to convene a shareholder meeting to consider a resolution for the removal of a director. At least 14 days’ written notice of a resolution to remove a director must be given to the director affected, and that director must be permitted to speak at the shareholder meeting at which the resolution for his removal is considered by the shareholders. Any vacancy created by such a removal may be filled at the meeting by the election of another person by the shareholders or in the absence of such election, by the Board.
The Companies Act stipulates that an undischarged bankruptcy of a director (in any country) shall prohibit that director from acting as a director, directly or indirectly, and taking part in or being concerned with the management of a company, except with leave of the court. Bye-Law 100 is more restrictive in that it stipulates that the office of a Director shall be vacated upon the happening of any of the following events:
•	If he or she resigns his office by notice in writing delivered to the registered office or tendered at a meeting of the Board;
•	If he or she becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;
•	If he or she becomes bankrupt or compounds with his creditors;
•	If he or she is prohibited by law from being a director; or
•	If he or she ceases to be a director by virtue of the Companies Act or is removed from office pursuant to our Bye-Laws.
Under our Bye-Laws, the minimum number of directors comprising the Board at any time shall be two. The Board currently consists of five directors. The minimum and maximum number of directors comprising the Board from time to time shall be determined by way of an ordinary resolution of our shareholders. The shareholders may, at the annual general meeting by ordinary resolution, determine that one or more vacancies in the Board be deemed casual vacancies. The Board, so long as a quorum remains in office, shall have the power to fill such casual vacancies. Our directors are not required to retire because of their age, and the directors are not required to be holders of our Shares to qualify for appointment. Directors serve for one year terms and serve until re-elected or until their successors are appointed at the next annual general meeting.
Director Transactions
Our Bye-Laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with our Company or in which our Company is otherwise interested. Our Bye-Laws provide that a director who has an interest in any transaction or arrangement with us and who has complied with the provisions of the Companies Act and with our Bye-Laws with regard to disclosure of such interest shall be taken into account in ascertaining whether a quorum is present, and will be entitled to vote in respect of any transaction or arrangement in which he or she is so interested.
Bye-Law 111 provides our Board the authority to exercise all of our powers to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. However, under the Companies Act, companies may not lend money to a director or to a person connected to a director who is deemed by the Companies Act to be a director (a “Connected Person”), or enter into any guarantee or provide any security in relation to any loan made to a director or a Connected Person without the prior approval of the shareholders of the company holding in aggregate 90% of the total voting rights in the company.
Our Bye-Laws provide that no director, alternate director, officer, person or member of a committee, if any, resident representative, or his heirs, executors or administrators, which we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency of deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or other misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, alternate director, officer, person or committee member or resident representative (or in his reasonable belief that he or she is acting as any of the above). In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he or she is acquitted. We are authorized to purchase insurance to cover any liability the Company may incur under the indemnification provisions of our Bye-Laws. Each shareholder has agreed in Bye-Law 166 to waive to the fullest extent permitted by Bermuda law any claim or right of action he or she might have whether individually or derivatively in the name of the company against each indemnitee in respect of any action taken by such indemnitee or the failure by such indemnitee to take any action in the performance of his duties to us.
Liquidation
In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.
Redemption, Repurchase and Surrender of Shares
Subject to certain balance sheet restrictions, the Companies Act permits a company to purchase its own shares if it is able to do so without becoming cash flow insolvent as a result. The restrictions are that the par value of the share must be charged against the company’s issued share capital account or a company fund which is available for dividend or distribution or be paid for out of the proceeds of a fresh issue of shares. Any premium paid on the repurchase of shares must be charged to the company’s current share premium account or charged to a company fund which is available for dividend or distribution. The Companies Act does not impose any requirement that the directors shall make a general offer to all shareholders to purchase their shares pro rata to their respective shareholdings. Our Bye-Laws do not contain any specific rules regarding the procedures to be followed by us when purchasing our shares, and consequently the primary source of our obligations to shareholders when we tender for our shares will be the rules of the listing exchanges on which our shares are listed. Our power to purchase our shares is covered by Bye-Laws 7, 8 and 9.
Issuance of Additional Shares
Bye-Law 3 confers on the directors the right to dispose of any number of unissued shares forming part of our authorized share capital without any requirement for shareholder approval.
Neither the Companies Act nor our Bye-Laws confer any pre-emptive, redemption, conversion or sinking fund rights attached to our common shares. Bye-Law 14 specifically provides that the issuance of more shares ranking pari passu with the shares in issue shall not constitute a variation of class rights, unless the rights attached to shares in issue state that the issuance of further shares shall constitute a variation of class rights.
Inspection of Books and Records
The Companies Act provides that a shareholder is entitled to inspect the register of shareholders and the register of directors and officers of the company. A shareholder is also entitled to inspect the minutes of the meetings of the shareholders of the company, and the annual financial statements of the company. Our Bye-Laws do not provide shareholders with any additional rights to information, and our Bye-Laws do not confer any general or specific rights on shareholders to inspect our books and records.
Exchange Listing
Our shares are listed on the NYSE and on the Oslo Børs under the ticker symbol “BORR”.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERENCE SHARES
General
The following summary of terms of preference shares is not complete as we currently do not have any preference shares. You should refer to the provisions of our Memorandum of Association and Bye-Laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preference shares, provided that the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Our Bye-Laws allow the Board, subject to any special rights conferred on the holders of any share or class of shares and the resolutions of our shareholders, to authorize the creation and issuance of preference shares in one or more series, and to fix the rights and preferences of those shares, including as to dividends, voting, return of capital and otherwise.
Issuances of preference shares are subject to the applicable rules of any stock exchange or other organizations on whose systems our preference shares may then be quoted or listed. Depending upon the terms of the preference shares established by our board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the company. Issuance of any such shares with voting powers, or issuance of additional common shares, would dilute the voting power of the issued and outstanding common shares.
Terms
The terms of each series of preference shares will be described in any prospectus supplement related to that series of preference shares.
The Board, in approving the issuance of a series of preference shares, has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:
•	the number of shares constituting that series and the distinctive designation of that series;
•
the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;
•
the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into shares of common share), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the board will determine;

•
whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;
•
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;

•
the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.
Non-U.S. Currency
If the purchase price of any preference share is payable in a currency other than U.S. dollars, the specific terms with respect to such preference share and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under the indenture) and the debt securities, including the definitions therein of certain terms.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Borr Drilling Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
Unless otherwise specified in a prospectus supplement, the indenture does not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indenture, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method;
•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the guarantors, if any, of the debt securities of the series;
•	whether the debt securities of such series are to be secured and the terms of such security;
•	any restriction or condition on the transferability of the debt securities of such series;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•
any tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
•
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.
Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.
In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
If any of the following events occur, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:
•	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy;
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

In the event that one of the aforementioned events occurs, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
The indenture does not limit the issuance of additional senior indebtedness.
Events of Default, Notice and Waiver
Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:
•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of Borr Drilling Limited.; or
•	any other event of default provided with respect to securities of that series.
Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.
The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.
The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.
If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
Under the indenture, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indenture requires the consent of each holder of debt securities that would be affected by any modification which would:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•
reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•
waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;
•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•
except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.
The indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•
we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•
we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
The indenture and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee
The trustee or trustees under the indenture will be named in any applicable prospectus supplement.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Bermuda law and our Memorandum of Association.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
We may issue warrants that entitle the holder to purchase our debt securities, common shares or preference shares or any combination thereof. We may issue warrants independently or together with common shares, preference shares or debt securities or any combination thereof, and the warrants may be attached to or separate from such securities.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares or preference shares, the number of shares of common shares or preference shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Modification of the Warrant Agreement
The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:
•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common shares or preference shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of common shares or preference shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.
Each right would entitle the holder of the rights to purchase for cash the number of common shares or preference shares or principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.
The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION
We may sell or distribute the securities offered by this prospectus and any applicable prospectus supplement and related free writing prospectus, from time to time, in one or more offerings, as follows:
•	through agents;
•	to dealers or underwriters for resale;
•	directly to investors;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through a combination of any of these methods of sale; or
•	through any other method permitted pursuant to applicable law.
When required, we will set forth in a free writing prospectus or prospectus supplement the terms of the offering of securities, including:
•	the name or names of any agents, dealers or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.
If we use underwriters for a sale of securities, the underwriters may acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in a free writing prospectus or prospectus supplement naming the underwriter and the nature of any such relationship.
We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We may also sell securities directly to one or more purchasers without using underwriters or agents.
We will pay all fees and expenses in connection with the registration of the common shares.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in a free writing prospectus or the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

EXPENSES
The following table sets forth estimated costs and expenses, other than any discounts and commissions to sales agents or relating to any underwriting, we expect to incur in connection with the issuance and distribution of the securities being registered under this registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$0*
FINRA filing fees	$**
Legal fees and expenses	$**
NYSE Supplemental Listing Fee	$**
Transfer agent and registrar fee	$**
Indenture trustee fees and expenses	$**
Accounting fees and expenses	$**
Rating agency fees	$**
Printing costs and other	$**
Miscellaneous	$**
Total	$**
*
The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus, as applicable.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our 2021 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Bermuda exempted company limited by shares. As a result, the rights of holders of our common shares will be governed by Bermuda law and our Memorandum of Association and Bye-Laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. We were incorporated in Bermuda in order to run the business and enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in Bermuda. These disadvantages include a less developed body of Bermuda securities laws that provide significantly less protection to investors as compared to the laws of other jurisdictions, such as the United States or any state, and the potential lack of standing by Bermuda companies to sue before the federal courts of the United States.
Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws or of any state of the United States.
We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the laws of the United States. We have been advised that it is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain matters of U.S. law. Certain legal matters in connection with this prospectus will be passed upon for the sales agents or underwriters by a law firm named in the applicable prospectus supplement. The validity of the securities offered in connection with this prospectus and legal matters as to Bermuda law will be passed upon for us by MJM Limited.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. In addition, the Companies Act provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda.
Our Bye-Laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our Bye-Laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. The Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.
We have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
The underwriting agreement (if any), the form of which may be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS
The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement.
ITEM 10.	UNDERTAKINGS
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iii)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(iv)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(v)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(vi)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:
(a)
for purposes of determining any liability under the Securities Act, the information omitted from the prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to a Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(b)
for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

INDEX TO EXHIBITS
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 of the Registration Statement, filed on Form F-1, dated July 10, 2019 (File No. 333-232594))
3.2	Amended and Restated Bye-Laws adopted on September 27, 2019 (incorporated by reference to Exhibit 1.2 of the 2021 Annual Report (File No. 333-232594))
4.1*	Form of Warrant
4.2*	Form of Unit Agreement
4.3	Form of Indenture (incorporated by reference to Exhibit 4.3 of the Registration Statement, filed on Form F-3, filed with the SEC on March 19, 2021 (File No. 333-232594))
5.1**	Opinion of MJM Limited
5.2**	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP
23.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2**	Consent of MJM Limited (included in Exhibit 5.1)
23.3**	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.2)
24.1**	Power of Attorney (included on signature page of Part II of this Registration Statement)
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture.
107.1**	Filing fee table
*
To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of foreign private issuer on Form 6-K to be filed under the Exchange Act and incorporated herein by reference.

**	Filed with this registration statement on Form F-3.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 prior to any issuance of Debt Securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on July 26, 2022.
BORR DRILLING LIMITED

By:	/s/ Magnus Vaaler
	Name:	Magnus Vaaler
	Title:	Principal Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Patrick Schorn and Mr. Magnus Vaaler, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 26, 2022.
Signature	Title(s)

/s/ Patrick A.H. Schorn	Chief Executive Officer (Principal Executive Officer)
Patrick A.H. Schorn

/s/ Magnus Vaaler	Chief Financial Officer (Principal Financial and Accounting Officer)
Magnus Vaaler

/s/ Tor Olav Trøim	Chairman & Director
Tor Olav Trøim

/s/ Pål Kibsgaard	Director
Pål Kibsgaard

/s/ Mi Hong Yoon	Director
Mi Hong Yoon

/s/ Neil J. Glass	Director
Neil J. Glass

/s/ Alexandra K. Blankenship	Director
Alexandra K. Blankenship

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Borr Drilling Limited, has signed this registration statement or amendment thereto in Newark, Delaware, U.S.A. on July 26, 2022.
Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director